UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2010

BRISTOL-MYERS SQUIBB COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-1136	22-079-0350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal executive offices, including Zip Code)

(212) 546-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On November 3, 2010, Bristol-Myers Squibb Company (the “Company”) issued a press release announcing the commencement of a cash tender offer to purchase up to $750 million aggregate principal amount of its outstanding 6.125% Notes due 2038, 5.875% Notes due 2036, 7.15% Debentures due 2023 and 6.80% Debentures due 2026 (the “Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase, dated November 3, 2010, and the related Letter of Transmittal.

A copy of the press release announcing the commencement of the tender offer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	November 3, 2010 press release entitled “Bristol-Myers Squibb Announces Cash Tender Offer For Up to $750 Million Aggregate Principal Amount of its Outstanding Debt Securities.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

/s/ Sandra Leung
Date: November 9, 2010	Name:	Sandra Leung
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	November 3, 2010 press release entitled “Bristol-Myers Squibb Announces Cash Tender Offer For Up to $750 Million Aggregate Principal Amount of its Outstanding Debt Securities.”